Exhibit 99.4

CONSENT OF EVERCORE GROUP L.L.C.

September 8, 2017

The Special Committee of the Board of Directors of

Tanker Investments Ltd.

Fourth Floor, Belvedere Building

69 Pitts Bay Road Hamilton, HM 08 Bermuda

Members of the Special Committee:

We hereby consent to the inclusion of our opinion letter, dated May 30, 2017, to the Special Committee of the Board of Directors of Tanker Investments Ltd. (the “Company”) as Appendix E to, and the references thereto under the captions “Summary—Opinion of the Financial Advisor to the TIL Special Committee, Evercore Group L.L.C.”, “The Merger—Background of the Merger”, “The Merger—Recommendations of the TIL Special Committee and Board of Directors; TIL Reasons for the Merger” and “The Merger—Opinion of the Financial Advisor to the TIL Special Committee, Evercore Group L.L.C.” in, the joint proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form F-4 filed by Teekay Tankers Ltd. with the U.S. Securities and Exchange Commission on September 8, 2017 (the “Registration Statement”) and relating to the proposed merger involving the Company and Teekay Tankers Ltd. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), joint proxy statement/prospectus or any other document, except with our prior written consent. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Mark Whatley
Mark Whatley
Senior Managing Director